CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                                ERGOVISION, INC.

      Ergovision, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: By the unanimous consent of the Board of Directors of Ergovision, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and seeking approval by holders of at least a majority of the issued and outstanding shares of said corporation to adopt such amendment to the Certificate of Incorporation, pursuant to Section 228(d) of the Delaware General Corporation Law. The resolutions setting forth the proposed amendment are as follows:

      RESOLVED, that the Board of Directors deems it desirable to delete Article First of the Certificate of Incorporation, as amended, of the Corporation and to insert the following in its place and stead:

      "FIRST: The name of the corporation is (hereafter called the "corporation") EyeCity.com, Inc."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent of stockholders was duly received in accordance with Section 228(d) of the General Corporation Law of the State of Delaware, and in excess of a majority of the issued and outstanding shares of said Corporation entitled to vote thereon, voted in favor of the adoption of said amendment to the Certificate of Incorporation.

      THIRD: The said amendment was duly adopted in accordance with the provisions of Sections 228(d) and 242 of the General Corporation Law of the State of Delaware.


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      IN WITNESS WHEREOF, said Ergovision, Inc. has caused this Certificate to be signed by Mark H. Levin, its President and Mark R. Suroff, its
Secretary/Treasurer, this 7th day of May, 1999.

                                          ERGOVISION, INC.


                                       By: /s/ Mark H. Levin
                                           -------------------------------------
                                               Mark H. Levin, President

                                       By: /s/ Mark R. Suroff
                                           -------------------------------------
                                               Mark R. Suroff, Secretary/
                                               Treasurer


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